EXHIBIT 5.21
[Letterhead of Bell Gully]

Reynolds Group Holdings Limited	FROM	Murray King
Level Nine	DDI	64 9 916 8971
148 Quay Street	EMAIL	murray.king@bellgully.com
Auckland 1140	MATTER NO.	02-354-6716
New Zealand	DATE	8 June 2012

Reynolds Group Issuer Inc.	Reynolds Group Issuer LLC
C/o National Registered Agents, Inc.	c/- National Registered Agents, Inc
160 Greentree Drive, Suite 101	160 Greentree Drive, Suite 101
Dover	Dover
Delaware 19904	Delaware 19904
United States of America	United States of America

Reynolds Group Issuer (Luxembourg) S.A.	Whakatane Mill Limited
6C Rue Gabriel Lippmann	Level Nine
L-5365 Munsbach	148 Quay Street
Grand Duchy of Luxembourg	Auckland 1140
New Zealand
Dear Sirs
Registration Statement on Form F-4
1.	Introduction

1.1	We have acted as special New Zealand counsel to Reynolds Group Holdings Limited and Whakatane Mill Limited (the Companies), in connection with the offer to exchange (the Exchange Offer) by Reynolds Group Issuer Inc., Reynolds Group Issuer LLC and Reynolds Group Issuer (Luxembourg) S.A. as issuers (the Issuers) of:
(a)	US$1,125,000,000 and €450,000,000 aggregate principal amount of 7.75% Senior Secured Notes due 2016 (the 2009 Secured Exchange Notes) which are being registered under the Securities Act of 1933, as amended (the Securities Act), for its existing 7.75% Senior Secured Notes due 2016 (the Old 2009 Secured Notes);

(b)	US$1,000,000,000 aggregate principal amount of 8.50% Senior Notes due 2018 (the May 2010 Senior Exchange Notes) which are being registered under the Securities Act, for its existing 8.50% Senior Notes due 2018 (the Old May 2010 Senior Notes);

(c)	US$1,500,000,000 aggregate principal amount of 7.125% Senior Secured Notes due 2019 (the October 2010 Secured Exchange Notes) which are being registered under the Securities Act, for its existing 7.125% Senior Secured Notes due 2019 (the Old October 2010 Secured Notes);

(d)	US$1,500,000,000 aggregate principal amount of 9.00% Senior Notes due 2019 (the October 2010 Senior Exchange Notes) which are being registered under the Securities Act, for its existing 9.00% Senior Notes due 2019 (the Old October 2010 Senior Notes);

(e)	US$1,000,000,000 aggregate principal amount of 6.875% Senior Secured Notes due 2021 (the February 2011 Senior Secured Exchange Notes) which are being registered under the Securities Act, for its existing 6.875% Senior Secured Notes due 2021 (the Old February 2011 Senior Secured Notes);

(f)	US$1,000,000,000 aggregate principal amount of 8.250% Senior Notes due 2021 (the February 2011 Senior Exchange Notes) which are being registered under the Securities Act, for its existing 8.250% Senior Notes due 2021 (the Old February 2011 Senior Notes);

(g)	US$1,500,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2019 (the August 2011 Senior Secured Exchange Notes) which are being registered under the Securities Act, for its existing 7.875% Senior Secured Notes due 2019 (the Old August 2011 Senior Secured Notes); and

(h)	US$1,000,000,000 aggregate principal amount of 9.875% Senior Notes due 2019 (the August 2011 Senior Exchange Notes) which are being registered under the Securities Act, for its existing 9.875% Senior Notes due 2019 (the Old August 2011 Senior Notes),
as described in the Registration Statement on Form F-4 relating to the Exchange Offer (as amended or supplemented, the Registration Statement), initially filed with the United States Securities and Exchange Commission (the Commission) on 3 November 2011.

1.2	The Old 2009 Secured Notes were issued, and the 2009 Secured Exchange Notes are proposed to be issued, under an indenture dated as of 5 November 2009 (the 2009 Indenture), among the Issuers, Beverage Packaging Holdings (Luxembourg) I.S.A., certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, as supplemented by the First Supplemental Indenture dated 5 November 2009, to the 2009 Indenture, among the Issuers, Beverage Packaging Holdings (Luxembourg) I S.A., the guarantors named therein, and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (the First Supplemental Indenture (2009 Notes)) and the Eighth Supplemental Indenture dated 4 May 2010, to the 2009 Indenture, among the Issuers, Beverage Packaging Holdings (Luxembourg) I S.A., the guarantors named therein, Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent (the Eighth Supplemental Indenture (2009 Notes)) .

1.3	The Old May 2010 Senior Notes were issued, and the May 2010 Senior Exchange Notes are proposed to be issued, under an indenture dated as of 4 May 2010 (the May 2010 Indenture), among the Issuers, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and The Bank of New York Mellon, London Branch, as paying agent.

1.4	The Old October 2010 Secured Notes were issued, and the October 2010 Secured Exchange Notes are proposed to be issued, under an indenture dated as of 15 October 2010 (the October 2010 Secured Indenture), among the Issuers, the Escrow Issuers (as defined therein), certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, as supplemented by the First Senior Secured Notes Supplemental Indenture dated 16 November 2010, to the

October 2010 Secured Indenture, among the Issuers, Beverage Packaging Holdings (Luxembourg) I S.A., the guarantors named therein, The Bank of New York Mellon and Wilmington Trust (London) Limited (the First Secured Notes Supplemental Indenture (October 2010)).

1.5	The Old October 2010 Senior Notes were issued, and the October 2010 Senior Exchange Notes are proposed to be issued, under an indenture dated as of 15 October 2010 (the October 2010 Senior Indenture), among the Issuers, the Escrow Issuers (as defined therein), certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, as supplemented by the First Senior Notes Supplemental Indenture dated 16 November 2010, to the October 2010 Senior Indenture, among the Issuers, the Escrow Issuers (as defined therein), the guarantors named therein and The Bank of New York Mellon as trustee, principal paying agent, transfer agent, registrar and collateral agent (the First Senior Notes Supplemental Indenture (October 2010)).

1.6	The Old February 2011 Senior Secured Notes were issued, and the February 2011 Senior Secured Exchange Notes are proposed to be issued, under an indenture dated as of 1 February 2011 (the February 2011 Secured Indenture), among the Issuers, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent.

1.7	The Old February 2011 Senior Notes were issued, and the February 2011 Senior Exchange Notes are proposed to be issued, under an indenture dated as of 1 February 2011 (the February 2011 Senior Indenture), among the Issuers, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and The Bank of New York Mellon, London Branch, as paying agent.

1.8	The Old August 2011 Senior Secured Notes were issued, and the August 2011 Senior Secured Exchange Notes are proposed to be issued, under an indenture dated as of 9 August 2011 (the August 2011 Secured Indenture), among RGHL US Escrow II LLC and RGHL US Escrow II Inc. (the Escrow Issuers) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, The Bank of New York Mellon, London Branch, as paying agent and Wilmington Trust (London) Limited, as additional collateral agent, as supplemented by the First Senior Secured Notes Supplemental Indenture dated as of 8 September 2011, to the August 2011 Secured Indenture, among the Issuers, the Escrow Issuers, the guarantors named therein, The Bank of New York Mellon as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent (the First Secured Notes Supplemental Indenture (September 2011)) .

1.9	The Old August 2011 Senior Notes were issued, and the August 2011 Senior Exchange Notes are proposed to be issued, under an indenture dated as of 9 August 2011 (the August 2011 Senior Indenture), among the Escrow Issuers and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent, as supplemented by the First Senior Notes Supplemental Indentures dated as of 8 September 2011, to the August 2011 Senior Indenture, among the Issuers, the Escrow Issuers, the guarantors named therein, The Bank of New York Mellon as trustee, principal paying agent, transfer agent and registrar (the First Senior Notes Supplemental Indenture (September 2011)).

1.10	For the purposes of this opinion:
(a)	the 2009 Secured Exchange Notes, the May 2010 Senior Exchange Notes, the October 2010 Secured Exchange Notes, the October 2010 Senior Exchange Notes,

the February 2011 Senior Secured Exchange Notes, the February 2011 Senior Exchange Notes, the August 2011 Senior Secured Exchange Notes and the August 2011 Senior Exchange Notes are, together, the Exchange Notes;

(b)	the Old 2009 Secured Notes, the Old May 2010 Senior Notes, the Old October 2010 Secured Notes, the Old October 2010 Senior Notes, the Old February 2011 Senior Secured Notes, the Old February 2011 Senior Notes, the Old August 2011 Senior Secured Notes and the Old August 2011 Senior Notes are, together, the Old Notes;

(c)	the 2009 Indenture, the May 2010 Indenture, the October 2010 Secured Indenture, the October 2010 Senior Indenture, the February 2011 Secured Indenture, the February 2011 Senior Indenture, the August 2011 Secured Indenture and the August 2011 Senior Indenture are, together, the Indentures and each is an Indenture;

(d)	the First Supplemental Indenture (2009 Notes), the Eighth Supplemental Indenture (2009 Notes), the First Secured Notes Supplemental Indenture (October 2010), the First Senior Notes Supplemental Indenture (October 2010), the First Secured Notes Supplemental Indenture (September 2011) and the First Senior Notes Supplemental Indenture (September 2011) are, together, the Supplemental Indentures and each is a Supplemental Indenture; and

(e)	the Indentures and the Supplemental Indentures are, together, the Transaction Documents.
1.11	The terms of the Exchange Notes to be issued are substantially identical to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Old Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed by each of the Subsidiary Guarantors (as defined in the relevant Indenture) on a senior basis.

1.12	Each Indenture is an exhibit to the Registration Statement.
2.	Documents

2.1	We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including:
(a)	each Indenture and each Supplemental Indenture;

(b)	certificates dated 5 November 2009, 4 May 2010, 16 November 2010, 1 February 2011 and 8 September 2011 given by a director of each Company (each, an Officer’s Certificate); and

(c)	a copy of the constitution, and certain other filed documents of each Company as disclosed in an online search of the public records of each Company on 1 June 2012 and updated on the date of this opinion.
In rendering such opinion, we have relied as to factual matters upon the representations, warranties and other statements made in the Indenture.
3.	Scope of Opinion

This opinion:
(a)	relates solely to New Zealand law in force on the date of this opinion;

(b)	is given on the basis that it will be construed in accordance with New Zealand law; and

(c)	relates solely to matters of law.
4.	Assumptions

In our examination, we have assumed, without any independent verification:
(a)	the authenticity of all signatures, seals and markings on, and the authenticity, completeness and conformity to the original of, the copy and counterpart documents examined by us;

(b)	that each statement of fact in each Officer’s Certificate (other than the paragraph in relation to due execution) is and remains complete and accurate in all respects, and is not misleading; and

(c)	that the information obtained from the searches referred to in paragraph 2.1(c) is complete and accurate.
5.	Opinion

Based upon the foregoing, and subject to the exceptions, qualifications, limitations and assumptions herein set forth, we are of the opinion that:
(a)	each Company is duly incorporated, is validly existing and is a registered company under the Companies Act 1993 of New Zealand;

(b)	each Company has full power and authority, and all necessary regulatory and statutory consents and approvals to execute and perform its obligations under the Indentures;

(c)	the execution by each Company of, and the performance by each Company of its obligations under, the Indentures has been duly authorised by all requisite corporate action on the part of the Company in relation to each of the Transaction Documents to which it is a party;

(d)	each Company has duly executed each Transaction Document to which it is party in accordance with the Companies Act 1993; and

(e)	the execution by each Company of, and performance by each Company of its obligations under each Indenture to which it is party and compliance by each Company with all of the provisions thereof, will not result in a breach or violation of:
(i)	any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or, any order of any governmental agency or body or any court of New Zealand having jurisdiction over a Company or any of its properties; or

(ii)	the constitution of a Company.
6.	Reliance and Filing

6.1	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm under the heading “Validity of the Securities” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

6.2	The foregoing opinion is rendered as of the date hereof and we assume no obligation to update such opinion to reflect any facts or circumstances which may come to our attention after the date of effectiveness of the Registration Statement or any change in law which may occur after the date of effectiveness of the Registration Statement.

6.3	This opinion is addressed to you for the purposes of the Exchange Offer and may be relied on by purchasers of the Exchange Notes. Debevoise & Plimpton LLP may rely on this opinion with respect to matters of New Zealand law for the purposes of its opinion filed as an exhibit to the Registration Statement, as if the opinion had been addressed to it.
This opinion is strictly limited to the matters stated in it. It does not apply by implication to other matters.
Yours faithfully
/s/ BELL GULLY